UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018

MONGODB, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38240	26-1463205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, 38th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

646-727-4092
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 9, 2018, MongoDB, Inc. (the “Company”), entered into an Agreement and Plan of Merger Agreement (the “Merger Agreement”) with Mammoth Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), ObjectLabs Corporation (“mLab”) and Shareholder Representative Services LLC, solely in its capacity as the Stockholder Agent, to acquire all of the issued and outstanding capital stock of mLab for a purchase price of $68 million, subject to working capital, cash, debt, transaction expenses and other closing adjustments. mLab is a privately held company, headquartered in San Francisco, California, that offers cloud database services.

Pursuant to the Merger Agreement, at the effective time of the merger (the “Merger”), Merger Sub shall be merged with and into mLab, and mLab shall continue as the surviving corporation and as a wholly-owned subsidiary of the Company. Consummation of the Merger is subject to customary closing conditions.

The Merger Agreement contains customary representations and warranties of each of the parties. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of mLab between signing and closing and the use of reasonable best efforts to consummate the transaction.

The Merger Agreement also contains indemnification rights whereby the Company and its subsidiaries will be indemnified for breaches of or inaccuracies in counterparty representations, warranties, covenants and certain other matters (subject to certain limitations).

The Merger Agreement may be terminated at any time prior to the closing by mutual written consent of the Company and mLab, and in other customary circumstances, including in the event that the Merger is not consummated by December 8, 2018 (subject to certain exceptions).

In connection with the transaction, certain executives of mLab have accepted offers of employment made by the Company to continue with mLab following the closing of the Merger.

Item 8.01.                                        Other Events.

On October 9, 2018, MongoDB issued a press release announcing the Merger. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated October 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONGODB, INC.

By:	/s/ Andrew Stephens
Andrew Stephens
General Counsel and Secretary

Date: October 10, 2018